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                                                                   Exhibit 2.1

                                                        FEDERAL IDENTIFICATION
                                                        NO. 04-3298416
                                                            ----------
                                                        FEE:  $250.00


                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS

                    (General Laws, Chapter 156B, Section 82)


We,         Frank D.Edwards        , *Senior Vice President
    -------------------------------
and    Frank D. Edwards       , *Clerk
    --------------------------
of      Electronic Designs, Inc.
    -----------------------------

organized under the laws of Delaware and hereinafter called the parent corporation certify as follows:

1. That the subsidiary corporation(s) to be merged into the parent corporation is:

         NAME              STATE OF ORGANIZATION      DATE OF ORGANIZATION

Electronic Designs, Inc.       Massachusetts                3/14/86


2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

ITEM 3 BELOW MAY BE DELETED IF ALL THE CORPORATIONS ARE ORGANIZED UNDER THE LAWS OF MASSACHUSETTS AND IF GENERAL LAWS, CHAPTER 156B IS APPLICABLE TO THEM.

3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.

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*Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.


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4. That a meeting of the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156, Section 82, subsection (a) was duly adopted:


                            ELECTRONIC DESIGNS, INC.
                            (a Delaware corporation)

                           Board of Directors Meeting
                                  July 26, 1996


          VOTED:   That the Corporation, a parent corporation, merge its
wholly owned subsidiary corporation, Electronic Designs, Inc., a Massachusetts corporation ("EDI-MA"), with and into the Corporation pursuant to and in accordance with the provisions of Section 253 of Title 8 of the Delaware General Corporation Law, with the Corporation being the surviving corporation in the merger (the "Merger").

          VOTED:   That the effective date of the Merger shall be July 27, 1996.

          VOTED:   To authorize, direct and empower the President and Senior
Vice President of the Corporation, and each of them acting singly, with the assistance of officers, employees, agents and attorneys of the Corporation to prepare, execute and file or cause others to prepare, execute and file, any and all applications, reports, notices, requests, certifications, commitments and other instruments (and any amendments or supplements thereto) which may be necessary or advisable in connection with the execution, delivery and performance of any documents relating to the Merger, the necessity or advisability of each such action being conclusively established by the action so taken.

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Note: Votes, for which the space provided above is not sufficient, should be listed on additional sheets to be numbers 4A, 4B, etc. Additional sheets must be 8 1/2 x 11 and have a left hand margin of 1 inch. Only one side should be used.


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5. The effective date of the merger shall be the date approved and filed by the
Secretary of the Commonwealth. If a later effective date is desired, specify such date, which shall not be more than thirty days after the date of filing:


     The effective date of the Merger shall be July 27, 1996




SECTION 5 BELOW MAY BE DELETED IF THE PARENT CORPORATION IS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS.

6. The parent corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any corporation organized under the laws of Massachusetts with which it has merged, and any obligation hereafter incurred by the parent corporation, including the obligation created by General Laws, Chapter 156B, Section 82, Subsection(e) so long as any liability remains outstanding against the parent corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligations, including taxes, in the same manner as provided in Chapter 181.

SIGNED UNDER THE PENALTIES OF PERJURY, THIS 26TH day of July, 1996, _______________________, Sr. Vice President,


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 _______________________, *Clerk.

*Delete the inapplicable words. In case the parent corporation is organized under the laws of the state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.


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                        THE COMMONWEALTH OF MASSACHUSETTS

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (General Laws, Chapter 156B, Section 82)


                   ------------------------------------------
                   ------------------------------------------


                  I hereby approve the within Articles of Merger of Parent and Subsidiary Corporations, and the filing fee in the amount of $__________________, having been paid, said articles are deemed to have been filed with me this _________day of _______________, 19____.



                  Effective date:______________________________________________



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                               Mark A. Weiss, Esq.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place


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                                Boston, MA 02109
                            Telephone: (617) 570-1931


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